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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 10, 1996, on the consolidated statements of income, cash flows and changes in stockholders' equity for the year ended July 31, 1996, of Veritas DGC Inc. and subsidiaries (the "Company"), appearing in the Company's Annual Report on Form 10-K for the year ended July 31, 1998.


DELOITTE & TOUCHE LLP

Houston, Texas
January 13, 1999